Exhibit 107

Calculation of Filing Fee Tables

Form S-8

VYNE THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule(3)	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	2,339,602	$2.51(2)	$5,872,401.02	0.00014760	$866.77
Total Offering Amounts					$5,872,401.02		$866.77
Total Fee Offsets							–
Net Fee Due							$866.77

(1)

This Registration Statement covers shares of common stock, par value $0.0001 per share (the “Shares”), of VYNE Therapeutics Inc. (the “Registrant”) issuable pursuant to its 2023 Equity Incentive Plan, which represent new Shares issuable under the 2023 Equity Incentive Plan plus an estimated number of Shares subject to equity awards outstanding under the Registrant’s 2019 Equity Incentive Plan, the 2018 Omnibus Incentive Plan, the Foamix Pharmaceuticals Ltd. 2015 Israeli Share Incentive Plan, the Tigercat Pharma, Inc. 2011 Stock Incentive Plan and the Foamix Pharmaceuticals Ltd. 2009 Israeli Share Incentive Plan, which, in each case, expired in accordance with its terms, that may be subsequently forfeited and not issued under such plan and will become available for issuance under the Registrant’s 2023 Equity Incentive Plan.

In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $2.51, the average of the high and low price of the Registrant’s Shares as reported on the Nasdaq Capital Market on December 12, 2023.

(3)	The Registrant does not have any fee offsets.